Exhibit 99.1



John Wade
Chief Financial Officer
Aptimus, Inc.
415-896-2123X245
johnw@aptimus.com
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For Immediate Release
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           Aptimus, Inc. Contemplates Move To NASDAQ Small Cap Market

     SEATTLE, May 24, 2002 -- Aptimus, Inc. (Nasdaq: APTM), the leading online direct marketing network, today announced that it may request to move to the Nasdaq SmallCap Market. The Company currently meets all of the listing criteria for the Nasdaq Small Cap Market and all but one of the listing criteria for the Nasdaq National Market. However, the Company recently received notice from Nasdaq that the market value of its public float (or publicly held shares) does not meet the minimum requirement for continued listing on the Nasdaq National Market pursuant to National Marketplace Rule 4450(a)(2). The Company has requested an oral hearing before the Nasdaq Listing Qualifications Panel to appeal this decision. Aptimus will continue to trade on the Nasdaq National Market under the symbol APTM pending the outcome of these proceedings. If the Company is unable to maintain its National Market position, it expects to move to the Nasdaq Small Cap Market where it would continue to trade under the symbol APTM.

"This action was not unexpected given the Company's limited public float after our tender offer last year," said Tim Choate, Aptimus' President and CEO. "There are many highly valued companies on the Nasdaq Small Cap Market and we view a potential move there as a positive in terms of focus. However, for now we have decided to appeal the staff determination to keep all our options open," continued Choate. "Our business continues to expand and we are confident that we will present a compelling case for continued National Market listing when our appeal is heard."

About Aptimus, Inc.
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Aptimus is the leading online direct  response  network.  Aptimus  provides high volume performance-based customer acquisition solutions for major consumer marketers. The Company presents direct response offers from its advertisers across an ever-expanding network of distribution partner web sites and email channels. Aptimus' primary offer presentation formats include cross-marketing
promotions  at  the  points  of   registration,   purchase,   login,   or  other
transactional activities on web sites, as well as email campaigns leveraging the Aptimus TransAction Masterfile(TM) of over 50 million opt-in email addresses. At its core, the process is facilitated by the Aptimus Direct Response SystemTM, which is a proprietary and highly scalable offer-serving platform, and includes patent-pending Dynamic Revenue Optimization TM technology that automatically determines the best marketer offers for placement on each distribution partner's Web site. This approach strikes a unique balance between the client marketer and web-site publisher to assure the highest response rate for our clients and the highest financial return to our distribution partners, while placing the right offers in front of the right customers. Aptimus has offices in Seattle and San Francisco, and is publicly traded on Nasdaq under the symbol APTM. The Company's corporate website has additional information at www.aptimus.com.

This press release contains statements that may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, comments regarding the growth of the Company's business, the Company's ability to meet the listing criteria of the Nasdaq SmallCap Market and the corresponding acceptance of the any application the Company may submit to Nasdaq for such listing, and the potential success of the Company's appeal of the Listing Qualifications unit's National Market delisting decision. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, without limitation, fluctuation of the company's operating results, the ability to compete successfully, the ability of the company to maintain current client and distribution partner relationships and attract new ones, and the sufficiency of remaining capital to continue in operation. For additional factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, please see the "Risk Factors" described in the company's Annual Report on Form 10-K, dated March 29, 2002, and in other quarterly reports and filings on file with the SEC, which Risk Factors are incorporated herein as though fully set forth. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

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